Exhibit 10.1

Execution Version

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT, dated as of August 16, 2016 (this “Agreement”), is made by and among AMERICAN SHALE DEVELOPMENT, INC., a Delaware corporation (the “Borrower”), each of the undersigned Specified Parties (together with the Borrower, the “Obligors”), each of the undersigned Lenders party to the Credit Agreement, each of the undersigned Lender Hedge Counterparties, and MORGAN STANLEY CAPITAL GROUP INC., as administrative agent for the Secured Parties (in such capacity, together with its successors in such capacity, the “Administrative Agent”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Credit Agreement referred to below. Unless otherwise indicated, all section references in this Agreement refer to the applicable section of the Credit Agreement.

PRELIMINARY STATEMENTS

A. Reference is made to (i) that certain Credit Agreement dated as of May 21, 2014 (as amended, restated, modified or otherwise supplemented prior to the date hereof, the “Credit Agreement”) among the Obligors, each of the Lenders party thereto and the Administrative Agent, pursuant to which the Lenders have made certain credit and other financial accommodations available to and on behalf of the Borrower and (ii) that certain 2002 Master Agreement dated as of May 21, 2014 among the Borrower and Morgan Stanley Capital Group Inc.

B. The Borrower has previously been notified of certain Events of Default pursuant to that certain Notice of Event of Default from the Administrative Agent to the Borrower dated September 30, 2015 (the “Notice”). Additionally, following the date of such Notice, the following Defaults and Events of Default have occurred and are continuing (together with each of the Events of Default described in the Notice, collectively, the “Existing Defaults”):

1. The Borrower has failed to maintain the Asset Coverage Ratio as set forth in Section 6.21 since September 30, 2015;

2. The Borrower has failed to timely provide the materials required pursuant to Sections 5.06 (u), (v), and (w) for the relevant periods since November 2015;

3. The Borrower has failed to timely provide the materials required pursuant to Sections 5.06 (r) as of March 15, 2016 and June 15, 2016;

4. The Borrower has failed to timely engage a financial advisor reasonably acceptable to Administrative Agent and to commence the related activities in accordance with Section 5.20;

5. The Borrower has failed to timely provide the annual financial statements pursuant to Section 5.06(a) for the year ended December 31, 2015 and the quarterly financial statements pursuant to Section 5.06(b) for the quarter ended March 31, 2016;

6. The Borrower has failed to timely provide the Reserve Report pursuant to Section 5.06(d) for the year ended December 31, 2015;

7. The Borrower has failed to timely provide the Quarterly Report on Hedging pursuant to Section 5.06(g) for the quarters ended September 30, 2015 and March 31, 2016; and

8. The Borrower has failed to timely consummate the Tug Hill Disposition.

C. The Borrower anticipates that the following additional Defaults and Events of Default will occur or may occur prior to the Forbearance Termination Date (collectively, the “Anticipated Defaults” and, together with the Existing Defaults, collectively, the “Specified Defaults”):

1. The Borrower will fail to maintain the Asset Coverage Ratio as set forth in Section 6.21; and

2. The Borrower will fail to timely provide the materials required pursuant to Section 5.06(r)in connection with the activities that are required under Section 5.20.

D. Under the terms of the Credit Agreement and the Security Instruments, upon the occurrence and continuation of an Event of Default, the Secured Parties are entitled to exercise their rights and remedies under the Credit Agreement and the other Loan Documents (the exercise of any such rights and remedies, collectively, the “Credit Agreement Enforcement Actions”).

E. Under the terms of each Hedge Transaction of the Borrower with a Lender Hedge Counterparty (each a “Subject Swap Agreement”), upon the occurrence and continuation of an “Event of Default” (as defined in the applicable Subject Swap Agreement), the Lender Hedge Counterparties are entitled to exercise their rights and remedies under such Subject Swap Agreements, including termination thereof (the exercise of any such rights and remedies, collectively, the “Swap Agreement Enforcement Actions” and, together with the Credit Agreement Enforcement Actions, the “Enforcement Actions”).

F. The Borrower has requested that the Administrative Agent, the Lenders and the Lender Hedge Counterparties agree to forbear from taking Enforcement Actions as a result of the Specified Defaults.

G. The Administrative Agent, the Majority Lenders, and each Lender Hedge Counterparty signatory hereto have agreed to such request, subject to the terms and provisions set forth in this Agreement.

H. In consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

Section 1. Acknowledgement and Forbearance.

(a) Acknowledgement. The Borrower hereby acknowledges that as of the date hereof, (A) the aggregate principal balance of Loans outstanding is $137,167,819.10 (including, for the avoidance of doubt, an amount equal to (i) $743,608.62 in respect of legal fees incurred and invoiced as of such date owed by the Borrower to Simpson Thacher & Bartlett LLP, as counsel to the Administrative Agent (“STB”) that have been previously paid, or are contemplated to be paid, by the Administrative Agent on behalf of the Borrower and (ii) $405,854.31 in respect of advisory fees incurred and invoiced as of such date owed by the Borrower to Blackhill Partners, LLC, as financial advisor to the Administrative Agent (“BHP”) that have been previously paid, or are contemplated to be paid, by the Administrative Agent on behalf of the Borrower), (B) the aggregate face amount of Letters of Credit issued and outstanding is $0, (C) the aggregate amount of accrued and unpaid interest is $1,156,156.03, (D) the aggregate amount of accrued and unpaid commitment fees is $0, (E) the aggregate amount of accrued and unpaid letter of credit fees is $0 and (F) other fees and expenses, if any. All fees and expenses owing as of the date hereof shall be added to the principal balance of the Loans. The Borrower hereby further acknowledges the existence of the Existing Defaults and its expectation that the Anticipated Defaults will occur in the future. The list of Defaults and Events of Default contained in the Recitals does not preclude the existence of other defaults or constitute a waiver of any such defaults, whether they are known or unknown.

(b) Forbearance. Subject to the conditions of this Agreement, the Administrative Agent, the Lenders, and each Lender Hedge Counterparty hereby agree to, and shall, forbear from taking any Enforcement Actions solely as a result of Specified Defaults during the period (the “Forbearance Period”) from the date hereof until the earliest to occur of:

(i) the occurrence of any Default or Event of Default under the Credit Agreement or the ISDA other than the Specified Defaults,

(ii) any creditor of any Obligor (other than the Administrative Agent or any Secured Party, in their respective capacities as such) takes any action to foreclose on or otherwise realize on any Liens it may have or exercise other remedies with respect to such claims, (other than actions consisting solely of exercising rights to offset amounts owed under joint operating agreements), which are not stayed or enjoined by action of such Obligor,

(iii) the failure of any representation or warranty made by any Obligor under this Agreement to be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date when made (except in the case of representations and warranties which are made solely as of an earlier date or time, which representations and warranties shall be true and correct in all material respects as of such earlier date or time, except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof),

(iv) the occurrence of any event or condition which results in or could reasonably be expected to result in a Material Adverse Change,

(v) the failure by any Obligor to satisfy any of the obligations set forth in the Sale Process (as defined below), and

(vi) the failure of any Obligor to comply with any term or agreement set forth in this Agreement,

(such earliest date, the “Forbearance Termination Date”).

(c) Limitation on and Inapplicability of Forbearance. Each Obligor acknowledges and agrees that, notwithstanding the agreement of the Administrative Agent, the Majority Lenders, and each Lender Hedge Counterparty to forbear from taking Enforcement Actions during the Forbearance Period, (i) nothing contained in this Agreement shall be construed to limit or affect the right of the Administrative Agent and the Secured Parties to bring or maintain during the Forbearance Period any action to enforce or interpret any term or provision of this Agreement, or to file or record instruments of public record (or take other action) to perfect or further protect the liens and security interests granted by the Obligors to the Secured Parties, and (ii) in connection with the termination, unwind or cancellation of any Hedge Transaction between the Obligors and a Lender Hedge Counterparty, the Obligors acknowledge and agree that nothing set forth in this Agreement shall affect (A) the rights of such Lender Hedge Counterparty or its Affiliates to exercise any right of setoff contemplated by the Loan Documents or the Subject Swap Agreements and (B) the operation of any provisions of the Loan Documents and the Subject Swap Agreements concerning any such rights of setoff. None of the Secured Parties shall have any obligation to extend the Forbearance Period, or enter into any waiver, further forbearance or amendment, and the

Secured Parties’ agreement to permit any such extension, or enter into any waiver, further forbearance or amendment shall be subject to the sole discretion of such Secured Party. Any agreement by any Secured Party to extend the Forbearance Period, if any, or enter into any waiver, further forbearance or amendment, must be set forth in writing and signed by a duly authorized signatory of the relevant Secured Party. Each Obligor acknowledges that the Secured Parties have not made any assurances concerning any possibility of an extension of the Forbearance Period or the entering into of any waiver, further forbearance or amendment.

(d) Enforcement Actions After Forbearance Termination Date. Each Obligor acknowledges and agrees that, on the Forbearance Termination Date, all agreements of the Lenders, the Administrative Agent, and each Lender Hedge Counterparty pursuant to this Agreement shall immediately cease and be of no further force or effect without any demand, presentment, protest, or notice of any kind, all of which are hereby waived by the Obligors, and the Administrative Agent, the Lenders and the Lender Hedge Counterparties shall be entitled to exercise any and all rights and remedies, pursuant to the Loan Documents, under applicable law and/or equity, or otherwise, including Enforcement Actions against such Obligor. Each Obligor hereby further agrees and acknowledges that (i) the Designated Defaults have not been waived as a result of this Agreement and that such forbearance is temporary in nature and (ii) from and after the Forbearance Termination Date, all rights and remedies of the Administrative Agent, the Lenders and each Lender Hedge Counterparty postponed as a result of this Section 1 shall be immediately reinstated.

Section 2. Conditions to Effective Date. This Agreement, shall not become effective until the date of satisfaction or waiver of the following conditions (the “Effective Date”):

(a) The Administrative Agent shall have received from the Obligors, the Administrative Agent, the Lenders and the Lender Hedge Counterparties duly executed counterparts of this Agreement.

(b) All representations and warranties of the Obligors contained herein and in the other Loan Documents (other than with respect to the first sentence of Section 4.23 with respect to the Specified Defaults) shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the Effective Date (except in the case of representations and warranties which are made solely as of an earlier date or time, which representations and warranties shall be true and correct in all material respects as of such earlier date or time, except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof).

(c) The Administrative Agent shall add as principal owing under the Loans all outstanding out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

(d) The Obligors and the Administrative Agent shall have agreed on the terms of a sale process (the “Sale Process”) for certain oil and gas properties of the Borrower in Marion, Wetzel and Marshall Counties, West Virginia, including the NPI Obligations (the “Subject Properties”).

The Administrative Agent shall notify the Borrower, the Lenders and the Lender Hedge Counterparties of the Effective Date, and such notice shall be conclusive and binding.

Section 3. Agreements and Covenants. The parties hereto hereby agree to comply with the following terms, conditions and covenants during the Forbearance Period (which shall supplement the terms, conditions and covenants set forth in the Credit Agreement, the other Loan Documents and any Subject Swap Agreement), in each case notwithstanding any provision to the contrary set forth in this Agreement, the Credit Agreement, any other Loan Document or any Subject Swap Agreement:

(a) Application of Proceeds of Contemplated Asset Dispositions. The parties hereto hereby agree that the proceeds of any Disposition of the Subject Properties in compliance with the Sale Process will be paid as follows:

(i) first, 100% to the Administrative Agent for the ratable account of the Secured Parties, until the Secured Parities have received under this clause (i) an amount equal to the First Threshold Amount;

(ii) second, 78.75% to the Administrative Agent for the ratable account of the Secured Parties and 21.25% to the Borrower, until the Secured Parties have received under this clause (ii) an amount equal to the Second Threshold Amount; and thereafter

(iii) third, 15.00% to the Administrative Agent for the ratable account of the Secured Parties and 85.00% to the Borrower.

As used in this Section 3(a):

“First Threshold Amount” means an amount equal to $80,000,000, as such amount is increased from and after the Effective Date, at a rate per annum equal to 12.00%.

“Second Threshold Amount” means an amount equal to the sum of (a) the outstanding principal balance of all Loans as of the Effective Date, as set forth in Section 1 (a) hereto, in excess of $80,000,000, as such outstanding principal amount is increased from and after the Effective Date at a rate per annum equal to 15.00%, (b) all other amounts set forth in clauses (B) through (F) of Section 1(a) hereto, as such amounts are increased from and after the Effective Date at a rate per annum equal to 15.00% and (c) the amount of any fees and expenses payable by the Obligors pursuant to the Loan Documents that are incurred after the Effective Date, as such amount is increased from and after the Effective Date at a rate per annum equal to 15.00%.

The parties hereto further agree and Administrative Agent, as Payee on behalf of the NPI Holders agrees, that in the event of any Disposition of the Subject Properties (x) no NPI Obligations will be required to be paid by the Borrower or any other Loan Party and such NPI Obligations will be terminated, (y) the NPI Holder will, immediately prior to such Disposition, reconvey the NPI to the Borrower, and (z) the Administrative Agent shall release all Liens created by the Borrower to secure the Secured Obligations, including, without limitation, the NPI Mortgage.

(b) Sale Process Reporting and Meetings. On or before the 1st and the 15th of each month (beginning with the first such date to occur after the Effective Date), the Borrower shall provide to the Administrative Agent and the Lenders a report, in form and substance reasonably satisfactory to Administrative Agent and certified as being true and correct in all material respects by a Responsible Officer of Borrower, providing updates and such other information as Administrative Agent may reasonably request with respect to the Sale Process. The Borrower will use commercially reasonable efforts to arrange a meeting, to occur on or before August 31, 2016, between the Lenders, the Obligors, Republic, the owners of Republic’s Equity Interests, and all lenders to Republic to discuss the Sale Process.

(c) Call Option. Whether or not the Disposition of the Subject Properties pursuant to the Sale Process has occurred, the Borrower shall have the option (the “Call Option”) to repurchase the Secured Obligations owed to the Secured Parties with funds provided by a financially capable third party (such party, an “Acceptable Third Party”) for an amount equal to the sum of (a) $142,384,847.65 plus (b) the legal fees incurred and invoiced as of such repurchase date owed by the Borrower to STB that have been previously paid, or are contemplated to be paid, by the Administrative Agent on behalf of the Borrower and the advisory fees incurred and invoiced as of such repurchase date owed by the Borrower to BHP that have been previously paid, or are contemplated to be paid, by the Administrative Agent on behalf of the Borrower, so long as (i) no later than November 15, 2016, the Obligors enter into definitive documentation with an Acceptable Third Party to provide financing for such repurchase (the date such definitive documentation is entered into is referred to herein as the “Definitive Documentation Date”) and the Borrower provides written notice to the Administrative Agent that it intends to exercise the Call Option and (ii) no later than December 31, 2016, the Borrower exercises the Call Option; provided that the deadlines set forth in clauses (i) and (ii) may be extended up to an additional 30 days, but solely to the extent required to comply with regulatory requirements relating to such transaction.

Section 4. Loan Document. This Agreement is a Loan Document.

Section 5. RELEASE. THE BORROWER AND EACH OTHER OBLIGOR, IN CONSIDERATION OF THE ADMINISTRATIVE AGENT’S AND THE UNDERSIGNED LENDERS’ AND LENDER HEDGE COUNTERPARTIES’ EXECUTION AND DELIVERY OF THIS AGREEMENT AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, UNCONDITIONALLY, FREELY, AND VOLUNTARILY, AFTER CONSULTATION WITH COUNSEL AND BECOMING FULLY AND ADEQUATELY INFORMED AS TO THE RELEVANT FACTS, CIRCUMSTANCES AND CONSEQUENCES, RELEASES, WAIVES AND FOREVER DISCHARGES (AND FURTHER AGREES NOT TO ALLEGE, CLAIM OR PURSUE) ANY AND ALL CLAIMS, RIGHTS, CAUSES OF ACTION, COUNTERCLAIMS OR DEFENSES OF ANY KIND WHATSOEVER, IN CONTRACT, IN TORT, IN LAW OR IN EQUITY, WHETHER KNOWN OR UNKNOWN, DIRECT OR DERIVATIVE, WHICH THE BORROWER, EACH OTHER OBLIGOR OR ANY PREDECESSOR, SUCCESSOR OR ASSIGN MIGHT OTHERWISE HAVE OR MAY HAVE AGAINST THE ADMINISTRATIVE AGENT, THE LENDERS, THE LENDER HEDGE COUNTERPARTIES, THEIR PRESENT OR FORMER SUBSIDIARIES AND AFFILIATES OR ANY OF THE FOREGOING’S OFFICERS, DIRECTORS, EMPLOYEES, CONSULTANTS, ATTORNEYS OR OTHER REPRESENTATIVES OR AGENTS IN EACH CASE ON ACCOUNT OF ANY CONDUCT, CONDITION, ACT, OMISSION, EVENT, CONTRACT, LIABILITY, OBLIGATION, DEMAND, COVENANT, PROMISE, INDEBTEDNESS, CLAIM, RIGHT, CAUSE OF ACTION, SUIT, DAMAGE, DEFENSE, CIRCUMSTANCE OR MATTER OF ANY KIND WHATSOEVER WHICH EXISTED, AROSE OR OCCURRED AT ANY TIME PRIOR TO THE EFFECTIVE DATE RELATING TO THE LOAN DOCUMENTS, THE SUBJECT SWAP AGREEMENTS, THIS AGREEMENT AND/OR THE TRANSACTIONS CONTEMPLATED THEREBY OR HEREBY. THE FOREGOING RELEASE SHALL SURVIVE THE TERMINATION OF THE LOAN DOCUMENTS, THE SUBJECT SWAP AGREEMENTS, AND THIS AGREEMENT.

Section 6. Representations and Warranties; No Event of Default. Each Obligor represents and warrants to the Administrative Agent, the Lenders and each Lender Hedge Counterparty that on and as of the Effective Date, after giving effect to this Agreement, (a) all of the representations and warranties of each Obligor set forth in Article VII of the Credit Agreement (other than with respect to the first sentence of Section 4.23 with respect to the Specified Defaults) and in each other Loan Document are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) (except in the case of representations and warranties which are made solely as of an earlier date or time, which representations and warranties shall be true and correct in all material respects as of such earlier date or time, except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), (b) there exists no Default or Event of Default (other than the Specified Defaults) and (c) neither the execution, delivery or performance by any Obligor of this Agreement, nor compliance by it with the terms and provisions hereof (i) will contravene in any material respect any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Instruments) upon any of the property or assets of any Obligor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Obligor or any of its Subsidiaries is a party or by which it or any its property or assets is bound or to which it may be subject, or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent constitutional, organizational and/or formation documents), as applicable, of any Obligor or any of its Subsidiaries.

Section 7. Affirmations.

(a) Each Obligor acknowledges the terms of this Agreement and confirms and agrees that each Loan Document to which such Obligor is a party is, and the obligations of such Obligor contained in the Credit Agreement, this Agreement or in any other Loan Document or any Subject Swap Agreement to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects. For greater certainty and without limiting the foregoing, each Obligor hereby confirms that the existing security interests and liens granted by it in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the Loan Documents in the Collateral described therein (including, without limitation, in all cash and cash equivalents maintained in deposit and other accounts, which the Obligors acknowledge and agree are identifiable cash proceeds of other Collateral) are valid and perfected and shall continue to secure the Obligations as and to the extent provided in the Loan Documents. Each Obligor unconditionally and irrevocably waives any claim or defense in respect of the Obligations, including, without limitation, any claim or defense based on any right of set off or counterclaim and hereby ratifies and affirms each and every waiver of claims and defenses granted under the Loan Documents from time to time.

(b) Each Obligor acknowledges and affirms that BHP and STB are “sub-agents” under Section 8.07 and entitled to the payment of fees and expenses by the Obligors and the other benefits thereunder, including indemnification from all indemnified liabilities therein.

(c) The Obligors hereby agree, acknowledge and affirm that any failure to comply with their respective obligations under this Agreement, including with the agreements contained in this Section and the agreements and covenants contained in Section 3 shall constitute an immediate Event of Default

Section 8. Entire Agreement. This Agreement, the Credit Agreement, the other Loan Documents, and the Subject Swap Agreements constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties hereto with respect to the subject matter hereof. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a consent or waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, the other Loan Documents, or the Subject Swap Agreements nor alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, the other Loan Documents, or the Subject Swap Agreements all of which are ratified and affirmed in all respects and shall continue in full force and effect.

Section 9. No Waiver. The agreement contained in Section 1(b) above shall not be a waiver by the Administrative Agents, the Lenders or the Lender Hedge Counterparties of the Specified Defaults or any other Defaults, Events of Default, “Potential Events of Default” (as defined in the applicable Hedge Agreement) or “Events of Default” (as defined in the applicable Hedge Agreement), as applicable, which may exist or which may occur in the future under the Credit Agreement, any other Loan Document or any Subject Swap Agreement, or any future defaults of the same provision waived hereunder (collectively “Violations”). Similarly, nothing contained in this Agreement shall directly or indirectly in any way whatsoever: (i) impair, prejudice or otherwise adversely affect the Administrative Agent’s, the Lenders’ or the Lender Hedge Counterparties’ right at any time to exercise any right, privilege or remedy in connection with the Credit Agreement, any other Loan Document or any Subject Swap Agreement, as the case may be, with respect to any Violations (except as expressly provided in Section 1 above), (ii) amend or alter any provision of the Credit Agreement, the other Loan Documents, the Subject Swap Agreements, or any other contract or instrument, or (iii) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent, the Lenders or the Swap Agreement counterparties party to a Subject Swap Agreement under the Credit Agreement, the other Loan Documents, the Subject Swap Agreements or any other contract or instrument, as applicable. Nothing in this letter shall be construed to be a consent by the Administrative Agent, the Lenders or any Lender Hedge Counterparty to any Violations.

Section 10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTION 9.14 AND SECTION 9.17 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS AGREEMENT MUTATIS MUTANDIS AND SHALL APPLY HERETO.

Section 11. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, to the full extent permitted by applicable law, shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal, or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal, or unenforceable provisions

Section 12. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other means of electronic transmission (e.g., “pdf”) shall be as effective as delivery of a manually signed counterpart of this Agreement.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

BORROWER:	AMERICAN SHALE DEVELOPMENT, INC.

	By:	/s/ John G. Corp
Name: John G. Corp
Title: President

SPECIFIED PARTIES:	TRANS ENERGY, INC.
PRIMA OIL COMPANY, INC.

	By:	/s/ John G. Corp
Name: John G. Corp
Title: President

Signature Page to Forbearance Agreement

ADMINISTRATIVE AGENT:	MORGAN STANLEY CAPITAL GROUP INC., as Administrative Agent

	By:	/s/ Brett Humphreys
Name: Brett Humphreys
Title: Authorized Signatory

LENDER:	MORGAN STANLEY CAPITAL GROUP INC., as Lender

	By:	/s/ Brett Humphreys
Name: Brett Humphreys
Title: Authorized Signatory

LENDER HEDGE COUNTERPARTY:	MORGAN STANLEY CAPITAL GROUP INC.

	By:	/s/ Brett Humphreys
Name: Brett Humphreys
Title: Authorized Signatory

PAYEE UNDER NPI:	MORGAN STANLEY CAPITAL GROUP INC.

	By:	/s/ Brett Humphreys
Name: Brett Humphreys
Title: Authorized Signatory

Signature Page to Forbearance Agreement